United States
Securities and Exchange Commission
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2011

SHUFFLE MASTER, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation or Organization)	0-20820 (Commission File Number)	41-1448495 (IRS Employer Identification No.)
1106 Palms Airport Drive, Las Vegas, Nevada 89119 (Address of Principal Executive Offices) Registrant’s Telephone Number, Including Area Code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) held its annual meeting of shareholders (the “2011 Annual Meeting”) on March 17, 2011.  The following is a brief description of each matter voted upon at the 2011 Annual Meeting, as well as the number of votes cast for or against each matter (or, in the case of Proposal No. 4, the frequency of "every three years," "every two years " and "every year") and the number of abstentions and broker non-votes with respect to each matter.

Proposal No. 1 Election of Directors

The seven individuals listed below were elected at the 2011 Annual Meeting to serve for a one-year term on the Company’s Board of Directors.

Name of Director	Votes For	Votes Withheld	Broker Non-Votes
Garry W. Saunders	39,219,027	6,801,782	5,319,497
Louis Castle	41,248,128	4,772,681	5,319,497
John R. Bailey	39,882,961	6,137,848	5,319,497
Daniel M. Wade	41,249,818	4,770,991	5,319,497
Eileen F. Raney	42,327,904	3,692,905	5,319,497
A. Randall Thoman	42,327,314	3,693,495	5,319,497
David B. Lopez	45,622,626	398,183	5,319,497

Proposal No. 2 Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending October 31, 2011

Proposal No. 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending October 31, 2011.  This proposal was approved.

Votes For	Votes Against	Abstentions
49,583,420	1,331,670	425,216

Proposal No. 3 Advisory (Non-Binding) Vote on the Executive Compensation

Proposal No. 3 was a management proposal to hold an advisory vote on the compensation of the Company’s named executive officers as described in the Company's proxy statement for the 2011 Annual Meeting.  This proposal was not approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,474,361	25,494,889	51,559	5,319,497

Proposal No. 4 Advisory (Non-Binding) Vote on the Frequency of the Executive Compensation

Proposal No. 4 was a management proposal to hold an advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.  The frequency of “Every Year” was approved.

Every Three Years	Every Two Years	Every Year	Abstentions	Broker Non-Votes
4,790,104	438,219	40,138,192	654,294	5,319,497

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: March 22, 2011

/s/ David B. Lopez
David B. Lopez
Interim Chief Executive Officer